Exhibit 99.1

   Digital Recorders, Inc. Announces Approximately $1.25 Million in
                 Transit Communications Product Orders

    DALLAS--(BUSINESS WIRE)--Aug. 1, 2006--Digital Recorders, Inc.
(DRI) (Nasdaq:TBUS), a digital communications technology leader in the transportation, law enforcement, and security industries, announced today that its TwinVision na, Inc. business unit and Digital Recorders division, both based in Research Triangle Park, N.C., have received orders initially totaling approximately $1.25 million from Optima Bus Corporation for transit communications products to be installed on new bus vehicles for Miami-Dade Transit (MDT).
    "The products ordered will operate in an environment of MDT's intelligent transportation systems. Deliveries are expected to begin in September 2006 and conclude in first quarter 2007. Additional purchase options may eventually increase the total of these orders to more than $6 million over the next five years. Optima Bus Corporation and MDT are great customers and we very highly value our relationships with them," David L. Turney, the Company's Chairman, President, and Chief Executive Officer, said.

    Included among the Company's products ordered are:

    -- the TwinVision(R) electronic destination sign systems for use on the front, sides, and rear of the bus vehicles; and

    -- the Talking Bus(R) voice announcement system, which will help MDT personnel deliver improved customer service, as well as meet Americans with Disabilities Act requirements for internal and external vehicle and transit station audio messages.

    ABOUT OPTIMA BUS CORPORATION

    Privately held Optima Bus Corporation is a leading U.S.-based manufacturer of small- and medium-size mass transit buses, including the Opus Low-Floor Bus and American Heritage Streetcar. For more information about Optima Bus Corporation, go to www.optimabus.com.

    ABOUT MIAMI-DADE TRANSIT

    MDT is the public transit authority in Miami-Dade County, Fla. It is the largest transit system in Florida, and one of the largest in the U.S. It currently operates the Metrobus, Metrorail, Metromover, and Paratransit (STS) systems. Currently, MDT records over 326,000 daily (weekday) boardings on this unified system. For more information about MDT, go to http://www.co.miami-dade.fl.us/transit/home.asp.

    ABOUT THE TWINVISION NA, INC. BUSINESS UNIT

    Established in 1996, TwinVision na, Inc. designs, manufactures, sells, and services TwinVision(R) electronic destination sign systems used on public transit vehicles. For more information about the Company's TwinVision na, Inc. business unit, go to www.twinvisionsigns.com.

    ABOUT THE DIGITAL RECORDERS DIVISION

    The Company's Digital Recorders division develops and manufactures intelligent transportation products for the transit industry. Products include: computer aided dispatch/automatic vehicle location systems; automatic vehicle monitoring systems; Talking Bus(R) automatic voice announcement systems; vandal-resistant, hands-free driver microphones; and more. For more information about the Company's Digital Recorders division, go to www.talkingbus.com.

    ABOUT THE COMPANY

    Digital Recorders, Inc. is a digital communications technology leader in the transportation, law enforcement, and security industries. Using proprietary hardware and software applications, our products improve the flow and mobility of people through transportation infrastructure, improve energy efficiency, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transportation communications products - TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems - enhance public transportation and mitigate security threats worldwide. By assisting transit vehicle operators in their quest to increase ridership, our products help reduce dependence on oil. Our DAC(R) electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and noise cancellation equipment, help law-enforcement agencies around the globe arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing and amount of the orders, the expected delivery dates, our competitive advantages, our ongoing relationships with Optima Bus Corporation and MDT, the expected demand for our products, as well as any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including risks and uncertainties pertaining to the timing and amount of the orders, the expected delivery dates, our competitive advantages, our ongoing relationships with Optima Bus Corporation and MDT, the expected demand for our products, as well as other risks and uncertainties as set forth in our Annual Report on Form 10-K filed April 17, 2006, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

    CONTACT: Veronica B. Marks
             Manager, Corporate Communications
             Digital Recorders, Inc.
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com